Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the common stock, $0.0001 par value per share, of Digital Turbine, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 21, 2016	BRC PARTNERS OPPORTUNITY FUND, LP

	By:	B. Riley Capital Management, LLC,
its General Partner

	By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Chief Executive Officer

B. RILEY CAPITAL MANAGEMENT, LLC

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

B. RILEY FINANCIAL, INC.

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chairman

B. RILEY & CO., LLC

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chairman

ROBERT ANTIN CHILDREN IRREVOCABLE TRUST DTD 1/1/01

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Trustee

BRYANT R. RILEY

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley